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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FGX International Holdings Limited:

        We consent to the incorporation by reference in the Registration Statements Nos. 333-157940 and 333-148083 on Form S-8 and Nos. 333-151896 and 333-157184 on Form S-3 of FGX International Holdings Limited of our reports dated March 8, 2010, with respect to the consolidated balance sheets of FGX International Holdings Limited as of January 2, 2010 and January 3, 2009, and the related consolidated statements of operations, shareholders' equity (deficit) and comprehensive income, and cash flows for the fiscal years ended January 2, 2010, January 3, 2009 and December 29, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 2, 2010, which reports appear in the January 2, 2010 annual report on Form 10-K of FGX International Holdings Limited.

Providence, Rhode Island March 8, 2010	/s/ KPMG LLP

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm